Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-135912, 333-76179, 333-64109, and 333-27825) on Form S-3, (Nos. 333-90749, 333-46687, and 333-15413) on Form S-3, as amended, (Nos. 333-40313 and 333-81039) on Form S-4, as amended, (Nos. 333-145495, 333-62148, 333-74647, 333-35049, 333-176219, and 333-273471) on Form S-8, and (No. 333-197284) on Form S-8, as amended, of our report dated February 26, 2026, except for Notes 1, 3, 6, and 19 and the restatement as to the effectiveness of internal control over financial reporting for the material weaknesses, as to which the date is August 4, 2026, with respect to the consolidated financial statements of CBIZ, Inc. and our report dated February 26, 2026, except for the restatement for the material weaknesses, as to which the date is August 4, 2026, with respect to the effectiveness of internal control over financial reporting.

/s/ KPMG LLP
Cleveland, Ohio
August 4, 2026